UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2011 (January 26, 2011)

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3097 Satellite Boulevard, Duluth, GA		30096
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its January 26, 2011 meeting, the Board of Directors (the “Board”) of NCR Corporation (the “Company”) adopted amendments to the Bylaws of the Company. The amendments took effect upon adoption by the Board, and the Board directed that the Bylaws be restated to incorporate the amendments (as so amended and restated, the “Amended and Restated Bylaws”). The amendments adopted by the Board are as follows:

•

Article I, Section 1 was revised to provide that the annual meeting of the Company’s stockholders will be held at such place as the Board shall determine, which, consistent with a recent change in the Maryland General Corporation Law, may be anywhere in the world.

•	Article I, Section 10 was renumbered as Section 11 to correct a numbering inconsistency with Section 8.2 of the Company’s Charter.

•

Artivle VII, Section 4 was revised to provide that if a stockholder meeting is postponed to a date more than 120 days after the record date originally fixed for the meeting, a new record date for the meeting will be determined, which is consistent with a recent change in the Maryland General Corporation Law regarding the postponement of stockholder meetings.

•

Article IX, Sections 1 and 2 were revised to permit waivers of notice for stockholder and Board meetings to also be given by electronic transmission, which is consistent with the methods for waiving notice of a meeting now permitted under the Maryland General Corporation Law.

The foregoing summary of these amendments is qualified in its entirety by reference to the text of NCR’s Bylaws as amended and restated on January 26, 2011. A copy of the Amended and Restated Bylaws, marked to show the amendments, is attached hereto as Exhibit 3(ii) and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3(ii)	Bylaws of NCR Corporation, as amended and restated on January 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

By:	/s/ Robert Fishman
Robert Fishman
Senior Vice President and Chief Financial Officer

Date: January 28, 2011